FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com

Wright Medical Group N.V. Reports 2016 Third Quarter Financial Results and Updates 2016 Guidance

Third Quarter 2016 Net Sales From Continuing Operations of $157 Million As Reported

Third Quarter 2016 Global Extremities and Biologics Net Sales Increased 96%, Driven By Year over Year Impact from Tornier Merger, and 9% on a Non-GAAP Pro Forma Constant Currency Basis

Third Quarter 2016 Net Loss From Continuing Operations of $53 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $6 Million

Company Reaches Settlement Agreement in Metal-On-Metal Hip Litigation

AMSTERDAM, The Netherlands - November 2, 2016 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its third quarter ended September 25, 2016 and provided updated 2016 guidance.  As a result of the previously announced sale of the large joints (hip/knee) business to Corin Orthopaedics Holdings Limited (Corin), this business which was previously reported as a separate reporting segment is now reported as discontinued operations.

As a result of the merger between Wright Medical Group, Inc. and Tornier N.V. on October 1, 2015, legacy Wright’s historical results of operations replaced legacy Tornier’s historical results of operations for all periods prior to the merger and the results of the two legacy businesses have been consolidated only from that date forward in accordance with United States generally accepted accounting principles (GAAP). This release and Wright’s website at ir.wright.com contain certain unaudited non-GAAP combined pro forma financial results for Wright Medical Group N.V. which give effect to the merger as if it had occurred on the first day of fiscal 2015, as well as reconciliations to the most comparable GAAP measures.

Net sales from continuing operations totaled $157.3 million during the third quarter ended September 25, 2016. Combined pro forma net sales from continuing operations totaled $144.8 million during the third quarter of 2015. Global extremities and biologics net sales grew 96% as reported, and on a non-GAAP pro forma constant currency basis, grew 9%. Gross margins from continuing operations were 70.7% during the quarter ended September 25, 2016 and were 78.2% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “As anticipated, our third quarter results were impacted by revenue dis-synergies; however, the underlying drivers of growth in our business remain strong as we continued to see excellent growth from new products, in particular our SIMPLICITI and AEQUALIS ASCEND FLEX shoulder systems, our INFINITY total ankle replacement system and the ongoing commercial activities for AUGMENT Bone Graft and the SALVATION limb salvage system. Global extremities and biologics pro forma constant currency net sales growth of 9%, adjusted EBITDA from continuing operations of $5.7 million and adjusted gross margins from continuing operations of 78.2% reflect the strength of our markets and our unique position in them.”

Net loss from continuing operations for the third quarter of 2016 totaled $53 million, or $(0.51) per diluted share.

The company’s net loss from continuing operations for the third quarter of 2016 included the after-tax effects of $10.3 million of inventory step-up amortization, $6.5 million of transaction and transition costs, a gain of $3.2 million related to mark-to-market adjustments on derivatives, $10.5 million of non-cash interest expense related to its convertible notes, a $2.2 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, and $1.6 million of non-cash inventory provisions associated with a product rationalization initiative.

The company's third quarter 2016 non-GAAP net loss from continuing operations, as adjusted for the above items, was $27 million. The company's third quarter 2016 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $5.7 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $314.3 million as of the end of the third quarter of 2016.

Company Reaches Settlement Agreement in Metal-On-Metal Hip Litigation and Enters into Settlement Agreement with Three of its Insurance Carriers

In a separate press release issued today, the company announced that it had reached a Master Settlement Agreement (MSA) in its metal-on-metal hip litigation and entered into a Settlement Agreement with three of its insurance carriers (Three Settling Insurers). Under the terms of the MSA, the parties agreed to settle 1,292 specifically identified CONSERVE, DYNASTY or LINEAGE revision claims which meet the eligibility requirements of the MSA and are either pending in the multi-district litigation (MDL) and the consolidated proceeding pending in state court in California (JCCP), or are subject to tolling agreements approved in the MDL or JCCP, for a total settlement amount of $240 million, of which approximately $180 million will be funded from cash on hand and $60 million will be funded from insurance recoveries. For additional information, please refer to Wright’s separate press release issued today and the disclosures in its third quarter 2016 quarterly report on Form 10-Q when filed.

Palmisano commented, “We are very pleased to have reached this settlement agreement, in particular the population of claims that the settlement covers as well as the required 95% opt-in rate for those claims. With this clarity, we will continue to focus on accelerating growth opportunities in the extremities and biologics markets. This settlement addresses approximately 85% of the known U.S. revision claims that do not have potential statute of limitations issues and removes a great deal of the uncertainty that has been associated with this litigation.”

Palmisano concluded, “One year post the close of the merger of Wright and Tornier, we are a stronger and more focused business. With the closing of the sale of our large joints business, we are now completely focused on the extremities and biologics markets. We have completed the integration of our sales forces globally with less revenue dis-synergies this year than we originally anticipated. We are ahead of schedule on our integration activities and associated benefits. We have improved our balance sheet and reached a Settlement Agreement for our metal-on-metal hip litigation. Also, the guidance we are providing today is for sales and adjusted EBITDA well ahead of the expectations we provided at the beginning of the year. While I am very pleased with what we have accomplished in our first year as a combined company, we are nowhere close to meeting our full potential, and we continue to have great opportunities for improvement. I believe we are positioned well for future success and achieving our key financial goals of mid-teens constant currency net sales growth, gross margins in the high 70% range and non-GAAP adjusted EBITDA margins of approximately 20% three to four years post the close of the merger.”

Outlook

The company is maintaining the existing midpoint of its net sales from continuing operations for full-year 2016 guidance but narrowing the range to approximately $677 million to $683 million from its previously provided guidance range of $675 million to $685. The company previously stated it expected dis-synergies to be less than the original guidance of $25 million to $30 million for full-year 2016 and today is formally updating its expectation for dis-synergies to be approximately $15 million for full-year 2016, which is consistent with the assumptions the company used to update its second quarter of 2016 guidance.

The company is also increasing its full-year 2016 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to be in the range of $43 million to $48 million from its previous range of $40 million to $45 million. This guidance assumes cost synergies of approximately $25 million for full-year 2016.

The company anticipates non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2016 of $(0.52) to $(0.47) per diluted share.

The company estimates approximately 103.0 million diluted weighted-average ordinary shares outstanding for fiscal year 2016.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; due diligence, transaction and transition costs associated with acquisitions and divestitures; amortization of inventory step-up; and charges associated with product rationalization initiatives. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the divested large joints business, legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle replacement and silastic toe products.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Additionally, this adjusted earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017, 2020 and 2021 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; amortization of inventory step-up; charges associated with product rationalization initiatives; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and non-cash write-offs of unamortized debt discount and deferred financing charges associated with the partial settlement of the 2017 convertible notes and 2020 convertible notes. Further, this adjusted earnings per share from continuing operations target excludes any expenses, earnings or losses related to the large joints business.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2016 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the third quarter of 2016 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma historical financial information, including third quarter of 2016, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 844-295-9436 (U.S.) / 574-990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on November 2, 2016 through November 9, 2016. To hear this replay, dial 855-859-2056 (U.S.) / 404-537-3406 (Outside U.S.) and enter passcode 69669971. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the Investor Relations -Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include combined pro forma net sales; combined pro forma net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. While pro forma data gives effect to the merger with Tornier as if it had occurred on the first day of fiscal 2015 and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of 2015. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2016 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2016, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations; anticipated sales and cost synergies and dis-synergies and the timing thereof; the company’s expectations regarding the benefits of its merger with Tornier and integration efforts and progress; the effects of the MSA and settlement agreement with the Three Settling Insurers and the amount and funding of the settlement amounts; and the company’s ability to achieve its key financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the MSA and settlement agreement with the Three Settling Insurers; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016 and Wright’s Quarterly Report on Form 10- Q for the quarter ended September 25, 2016 anticipated to be filed by Wright with the SEC on November 2, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--
Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Nine months ended
	September 25, 2016	September 30, 2015	September 25, 2016	September 30, 2015
Net sales	$157,332	$80,139	$497,339	$238,493
Cost of sales	46,149	23,052	141,824	63,812
Gross profit	111,183	57,087	355,515	174,681
Operating expenses:
Selling, general and administrative	129,840	85,997	401,069	250,801
Research and development	12,481	9,570	36,705	24,644
Amortization of intangible assets	7,466	2,562	21,407	7,741
Total operating expenses	149,787	98,129	459,181	283,186
Operating loss	(38,604)	(41,042)	(103,666)	(108,505)
Interest expense, net	16,795	11,185	41,673	29,793
Other (income) expense, net	(365)	10,236	(3,494)	7,395
Loss from continuing operations before income taxes	(55,034)	(62,463)	(141,845)	(145,693)
(Benefit) provision for income taxes	(2,325)	187	(6,913)	511
Net loss from continuing operations	$(52,709)	$(62,650)	$(134,932)	$(146,204)
Loss from discontinued operations, net of tax	(57,436)	$(36,211)	$(252,571)	$(46,720)
Net loss	$(110,145)	$(98,861)	$(387,503)	$(192,924)

Net loss from continuing operations per share, basic (1)	$(0.51)	$(1.19)	$(1.31)	$(2.78)
Net loss from continuing operations per share, diluted (1)	$(0.51)	$(1.19)	$(1.31)	$(2.78)

Net loss per share, basic (1)	$(1.07)	$(1.87)	$(3.77)	$(3.67)
Net loss per share, diluted (1)	$(1.07)	$(1.87)	$(3.77)	$(3.67)

Weighted-average number of shares outstanding-basic (1)	103,072	52,750	102,854	52,607
Weighted-average number of shares outstanding-diluted (1)	103,072	52,750	102,854	52,607
_______________________________

(1)	The prior year balances were converted to meet post-merger valuations.

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Nine months ended
	September 25, 2016	September 30, 2015	% change	September 25, 2016	September 30, 2015	% change
U.S.
Lower extremities	51,586	43,929	17.4%	158,872	128,277	23.9%
Upper extremities	46,207	3,654	1,164.6%	146,117	11,703	1,148.5%
Biologics	18,247	12,198	49.6%	53,167	34,612	53.6%
Sports med & other	2,025	613	230.3%	6,326	1,558	306.0%
Total U.S.	$118,065	$60,394	95.5%	$364,482	$176,150	106.9%

International
Lower extremities	14,201	10,917	30.1%	45,984	35,313	30.2%
Upper extremities	17,326	1,764	882.2%	62,241	5,723	987.6%
Biologics	4,739	5,260	(9.9)%	13,804	15,070	(8.4)%
Sports med & other	3,001	1,804	66.4%	10,828	6,237	73.6%
Total International	$39,267	$19,745	98.9%	$132,857	$62,343	113.1%

Global
Lower extremities	65,787	54,846	19.9%	204,856	163,590	25.2%
Upper extremities	63,533	5,418	1,072.6%	208,358	17,426	1,095.7%
Biologics	22,986	17,458	31.7%	66,971	49,682	34.8%
Sports med & other	5,026	2,417	107.9%	17,154	7,795	120.1%
Total net sales	$157,332	$80,139	96.3%	$497,339	$238,493	108.5%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Three months ended
	September 30, 2015
	Standalone Wright Medical Group, Inc.	Standalone Tornier N.V., recast (1)	Discontinued net sales (2)	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	$43,929	$8,675	$(2,905)	$49,699
Upper extremities	3,654	37,908	—	41,562
Biologics	12,198	412	—	12,610
Sports med & other	613	1,810	—	2,423
Total extremities & biologics	60,394	48,805	(2,905)	106,294
Large joint	—	33	(33)	—
Total U.S.	$60,394	$48,838	$(2,938)	$106,294

International
Lower extremities	$10,917	$2,275	$—	$13,192
Upper extremities	1,764	14,862	—	16,626
Biologics	5,260	114	—	5,374
Sports med & other	1,804	1,505	—	3,309
Total extremities & biologics	19,745	18,756	—	38,501
Large joint	—	7,350	(7,350)	—
Total International	$19,745	$26,106	$(7,350)	$38,501

Global
Lower extremities	$54,846	$10,950	$(2,905)	$62,891
Upper extremities	5,418	52,770	—	58,188
Biologics	17,458	526	—	17,984
Sports med & other	2,417	3,315	—	5,732
Total extremities & biologics	80,139	67,561	(2,905)	144,795
Large joint	—	7,383	(7,383)	—
Total net sales	$80,139	$74,944	$(10,288)	$144,795
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)
To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products and the global sales associated with Tornier's Large Joint business.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Nine months ended
	September 30, 2015
	Standalone Wright Medical Group, Inc.	Standalone Tornier N.V., recast (1)	Discontinued net sales (2)	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	128,277	29,636	(9,732)	148,181
Upper extremities	11,703	115,846	—	127,549
Biologics	34,612	1,290	—	35,902
Sports med & other	1,558	5,021	—	6,579
Total extremities & biologics	176,150	151,793	(9,732)	318,211
Large joint	—	119	(119)	—
Total U.S.	$176,150	$151,912	$(9,851)	$318,211

International
Lower extremities	35,313	7,402	—	42,715
Upper extremities	5,723	51,293	—	57,016
Biologics	15,070	357	—	15,427
Sports med & other	6,237	5,372	—	11,609
Total extremities & biologics	62,343	64,424	—	126,767
Large joint	—	29,921	(29,921)	—
Total International	$62,343	$94,345	$(29,921)	$126,767

Global
Lower extremities	163,590	37,038	(9,732)	190,896
Upper extremities	17,426	167,139	—	184,565
Biologics	49,682	1,647	—	51,329
Sports med & other	7,795	10,393	—	18,188
Total extremities & biologics	238,493	216,217	(9,732)	444,978
Large joint	—	30,040	(30,040)	—
Total sales	$238,493	$246,257	$(39,772)	$444,978
_______________________________

(1)
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

(2)
To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products, and the global sales associated with Tornier's Large Joint business.

Wright Medical Group N.V.
Supplemental Combined Pro Forma Net Sales Information
(unaudited)

	Third Quarter 2016 net sales growth/(decline)
	U.S. combined pro forma	Int'l combined pro forma constant currency	Int'l combined pro forma	Global combined pro forma constant currency	Global combined pro forma
Product line
Lower extremities	4%	11%	8%	5%	5%
Upper extremities	11%	5%	4%	9%	9%
Biologics	45%	(10%)	(12%)	28%	28%
Sports med & other	(16%)	(5%)	(9%)	(10%)	(12%)
Total net sales	11%	4%	2%	9%	9%

	Nine months ended September 25, 2016 net sales growth/(decline)
	U.S. combined pro forma	Int'l combined pro forma constant currency	Int'l combined pro forma	Global combined pro forma constant currency	Global combined pro forma
Product line
Lower extremities	7%	11%	8%	8%	7%
Upper extremities	15%	11%	9%	13%	13%
Biologics	48%	(7%)	(11%)	31%	30%
Sports med & other	(4%)	(4%)	(7%)	(4%)	(6%)
Total net sales	15%	7%	5%	12%	12%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Nine months ended
	September 25, 2016	September 25, 2016
Gross profit from continuing operations, as reported	$111,183	$355,515
Gross margins from continuing operations, as reported	70.7%	71.5%
Reconciling items impacting gross profit:
Inventory step-up amortization	10,306	30,922
Product rationalization	1,573	3,527
Transaction and transition costs	—	124
Non-GAAP gross profit from continuing operations, as adjusted	$123,062	$390,088
Net sales from continuing operations	157,332	497,339
Non-GAAP adjusted gross margins from continuing operations	78.2%	78.4%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended	Nine months ended
	September 25, 2016	September 25, 2016
Net loss from continuing operations, as reported	$(52,709)	$(134,932)
Net loss from continuing operations per share, as reported	$(0.51)	$(1.31)
Reconciling items:
Inventory step-up amortization (1)	10,306	30,922
Product rationalization (1)	1,573	3,527
Non-cash interest expense on convertible notes	10,516	25,812
Non-cash loss on extinguishment of debt	—	12,343
Derivatives mark-to-market adjustments	(3,187)	(26,460)
Transaction and transition costs (3)	6,532	24,425
Management changes (2)	—	1,348
CVR mark-to-market adjustments	2,243	8,968
Contingent consideration fair value adjustment	70	376
Legal settlement (2)	—	1,800
Costs associated with new convertible debt (2)	—	234
IRS settlement (4)	—	(3,073)
Tax effect of reconciling items	(2,313)	(5,634)
Non-GAAP net loss from continuing operations, as adjusted	$(26,969)	$(60,344)
Add back amortization of intangible assets	7,466	21,407
Adjusted non-GAAP earnings	$(19,503)	$(38,937)
Weighted-average basic shares outstanding	103,072	102,854
Adjusted non-GAAP earnings per share	$(0.19)	$(0.38)
_______________________________

(1)	Impacting gross profit.

(2)	Impacting selling, general, and administrative expense.

(3)
Impacting selling, general, and administrative expense and research and development expense for $6.4 million and $0.2 million, respectively, for the three months ended September 25, 2016. Impacting gross profit; selling, general, and administrative expense; and research and development expense for $0.1 million, $23.9 million, and $0.4 million, respectively, for the nine months ended September 25, 2016.

(4)	IRS settlement includes $0.8 million of interest income and $2.3 million tax benefit.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Nine months ended
	September 25, 2016	September 25, 2016
Net loss from continuing operations	$(52,709)	$(134,932)
Interest expense, net	16,795	41,673
Benefit from income taxes	(2,325)	(6,913)
Depreciation	14,885	41,005
Amortization	7,466	21,407
Non-GAAP EBITDA	$(15,888)	$(37,760)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	3,528	9,901
Other income, net	(365)	(3,494)
Inventory step-up amortization	10,306	30,922
Product rationalization	1,573	3,527
Transaction and transition costs	6,532	24,425
Management changes	—	1,348
Legal settlement	—	1,800
Costs associated with new convertible debt	—	234
Non-GAAP adjusted EBITDA	$5,686	$30,903

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 25, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$314,314	$139,804
Accounts receivable, net	121,794	131,050
Inventories	170,819	210,701
Prepaid expenses and other current assets	110,702	59,842
Current assets held for sale	21,805	18,487
Total current assets	739,434	559,884

Property, plant and equipment, net	211,096	224,256
Goodwill and intangible assets, net	1,103,571	1,117,917
Other assets (1)	262,225	139,754
Non-current assets held for sale	—	31,683
Total assets (1)	$2,316,326	$2,073,494

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$25,181	$30,904
Accrued expenses and other current liabilities	399,985	171,171
Current portion of long-term obligations	4,117	2,171
Current liabilities held for sale	2,049	2,692
Total current liabilities	431,332	206,938
Long-term obligations (1)	769,333	561,201
Other liabilities	370,556	250,329
Total liabilities (1)	1,571,221	1,018,468

Shareholders' equity	745,105	1,055,026
Total liabilities and shareholders' equity (1)	$2,316,326	$2,073,494
_______________________________

(1)	The prior year debt issuance costs were reclassified to account for adoption of ASU 2015-03 and ASU 2015-15.